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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

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                              FORM 8-K

                           CURRENT REPORT

                  Pursuant to Section 13 or 15 (d) of
                  The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 1996

                    Commission File Number:  1-1511

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                    FEDERAL-MOGUL CORPORATION
       (Exact name of registrant as specified in its charter)

               Michigan
(State or other jurisdiction of               38-0533580
incorporation or organization)         (I.R.S. Employer I.D. No.)

         26555 Northwestern Highway, Southfield, Michigan    48034
     (Address of principal executive offices)          (Zip Code)

   Registrant's telephone no. including area code: (313) 354-7700



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                 INFORMATION TO BE INCLUDED IN REPORT


ITEM 5.  Other Events.


     Federal-Mogul Corporation announced that Dennis J. Gormley, 56, is resigning as Chairman and Chief Executive Officer of the Company effective September 18, 1996. Federal-Mogul said that it had retained Richard Ferry of Korn/Ferry International to assist the Board of Directors in its search for a new Chief Executive Officer. Roderick M. Hills, a Federal-Mogul director since 1977, will serve as Chairman of the Board of Directors, effective immediately, and will chair the search committee. Robert S. Miller, Jr., a Federal-Mogul director since 1993, will serve as Chairman of the Executive Committee and Acting Chief Executive Officer during the transition period. Gormley has also agreed to assist the Company during the transition.


                                 SIGNATURE



     Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                              FEDERAL-MOGUL CORPORATION

                                       (Diane L. Kaye)
                              By:------------------------------
                                        DIANE L. KAYE
                                 Vice President, General Counsel
                                         and Secretary


Dated as of September 18, 1996